Exhibit 10.1

EXECUTION COPY

AMENDMENT NUMBER 2 TO LOAN DOCUMENTS

THIS AMENDMENT NUMBER 2 TO LOAN DOCUMENTS (this “Second Amendment”), is entered into as of February 12, 2009, by and among GVECR RESOURCE IV INC. (“Agent”), as Agent and as a Lender, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively with Parent, “Borrowers”).

W I T N E S S E T H

WHEREAS, Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents dated as of August 20, 2008 (as further amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers wish to obtain additional time to comply with certain financial covenants in the Credit Agreement;

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to provide Borrowers with additional time to comply with certain financial covenants and to revise certain other financial covenants in the Credit Agreement consistent with other modifications made to the Credit Agreement pursuant to the terms and conditions of that certain Amendment Number 1 to Loan Documents dated as of August 20, 2008;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.             DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.             AMENDMENT TO CREDIT AGREEMENT.

(a)           Schedule 1.1 of the Credit Agreement is amended by the addition of the following definitions:

“Second Amendment” means that certain Amendment Number 2 to Loan Documents, dated as of February 12, 2009, by and among Borrowers, Agent and the Lenders party thereto.

“Second Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 3 of the Second Amendment has been satisfied.

(b)           Section 2.2(g) of the Credit Agreement is amended and restated as follows:

“(g)         Subject to subsection (c) above, the principal of Term Loan C shall be repaid in full on March 20, 2009.”

(c)           Section 2.4(d)(i) of the Credit Agreement is amended and restated as follows:

“(i)          Each prepayment pursuant to subclauses (c)(i) and (c)(ii) above (in each case except with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral) shall be applied first against the outstanding balance of principal and interest on the Term Loan C and second against the remaining installments of principal of the Term Loans (other than Term Loan C) (if any) in the inverse order of maturity.”

(d)           Section 5.21 of the Credit Agreement is hereby amended and restated as follows:

                “5.21       Additional Capital.  On or prior to March 20, 2009, Borrowers shall provide evidence to Agent that Borrowers shall have received no less than $5,000,000 in net proceeds (after the payment of all underwriting commissions, investment banking fees and other fees and expenses associated therewith) from either (i) the sale of the Stock or assets of a significant subsidiary or division of Borrowers or (ii) the sale of Borrowers’ Stock on terms acceptable to Agent in its reasonable discretion.”

3.             AMENDMENT TO TERM LOAN C NOTE.  The Term Loan C Note dated August 20, 2008 is amended by replacing “February 15, 2009” in the first paragraph with “March 20, 2009.”  All other terms of the Term Loan C Note remain the same.

4.             CONDITIONS PRECEDENT TO THIS SECOND AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Second Amendment and each and every provision hereof:

(a)           The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the Second Amendment Effective Date;

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender or any of their Affiliates;

(d)           No Material Adverse Change shall have occurred;

(e)           On or prior to the Second Amendment Effective Date, Borrowers shall have paid Private Equity Management Group, Inc. (“PEMG”) an advisory fee equal of $100,000 in cash to compensate PEMG for its ongoing advice relating to Borrowers’ overall financing and capitalization structure.  The advisory fee shall be due and payable in full on the Second Amendment Effective Date and non-refundable when paid;

(f)            Borrowers shall have executed and delivered this Second Amendment to Agent by no later than February 12, 2009; and

(g)           Borrowers shall have executed and delivered to Agent two second amended and restated Warrant Agreements, each in form and substance satisfactory to Agent.  The second amended and restated Warrant Agreements will, collectively, amend and restate the amended and restated Warrant Agreement dated August 20, 2008 and will, collectively, provide for the same aggregate number of shares of Parent’s common stock issuable upon exercise of the second amended and restated Warrant Agreements as were originally issuable under the terms of the amended and restated Warrant Agreement, with one-half of the aggregate number of shares issuable under the amended and restated Warrant Agreement issuable under each second amended and restated Warrant Agreement.  The second amended and restated Warrant Agreements will also provide for a reduction in the exercise price of one-half of the aggregate number of shares of common stock issuable under the amended and restated Warrant Agreement.  One of the second amended and restated Warrant Agreements will provide for the purchase of up to 387,879 shares of Parent’s common stock (such number of shares reflecting Parent’s 1-for-3.75 reverse split of its common stock effective November 19, 2008) at an exercise price of $1.99 per share.  The other second amended and restated Warrant Agreement will provide for the purchase of up to 387,879 shares of Parent’s common stock (such number of shares reflecting Parent’s 1-for-3.75 reverse split of its common stock effective November 19, 2008) at an exercise price of $1.80 per share.

5.             CONSTRUCTION.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

6.             ENTIRE AMENDMENT; EFFECT OF SECOND AMENDMENT.  This Second Amendment, and the terms and provisions hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this Second Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Second Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Second Amendment shall control.  This Second Amendment is a Loan Document.

7.             COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Second Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Second Amendment.  Any party delivering an executed counterpart of this Second Amendment by telefacsimile also shall deliver an original executed counterpart of this Second Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

8.             MISCELLANEOUS.

(a)           Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Second Amendment.

(b)           Upon the effectiveness of this Second Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Second Amendment.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed and delivered on the date first written above.

EMRISE CORPORATION	EMRISE ELECTRONICS CORPORATION

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Title:

CXS LARUS CORPORATION	RO ASSOCIATES INCORPORATED

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Title:

CUSTOM COMPONENTS, INC.	ADVANCED CONTROL COMPONENTS, INC.

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Title:

GVEC RESOURCE IV INC., as Agent and a Lender

By:	/s/ Authorized Signatory
Title:	/s/ Authorized Signatory

By:	/s/ Authorized Signatory
Title:	/s/ Authorized Signatory